Exhibit 3.1
FIFTH AMENDED AND RESTATED BYLAWS
(the “Bylaws”)
OF
AMERICAN AIRLINES GROUP INC.
(hereinafter called the “Corporation”)
Effective as of August 6, 2025
* * * * * * * * * *
ARTICLE I
Offices
The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, Delaware. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.
ARTICLE II
Meetings of Stockholders
SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors pursuant to Article III hereof and may transact such other business as may properly come before the meeting in accordance with Article II, Section 7. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
SECTION 2. Special Meetings of Stockholders.
(a) Unless otherwise required by law or the Certificate of Incorporation, as the same may be amended, restated or supplemented from time to time (the “Certificate of Incorporation”), special meetings of the stockholders for any purpose or purposes may be called only (i) by the Chair of the Board of Directors, (ii) by the Board of Directors, (iii) by the Chief Executive Officer or (iv) by the Secretary of the Corporation (the “Secretary”), following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Article II, Section 2 from stockholders of record as of the record date fixed in accordance with Article II, Section 2(d), who hold, in the aggregate, at least 20% (the “Requisite Percentage”) of the voting power of the outstanding shares of the Corporation (the “Requesting Group”). The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Article II, Section 2, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Article III, Sections 2 and 7.

The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
(b) No stockholder may demand that the Secretary call a special meeting of the stockholders pursuant to Article II, Section 2(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation.
(c) To be in proper form for purposes of this Article II, Section 2, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:
(i) As to each Requesting Person (as defined below), the Stockholder Information (as defined in Article II, Section 7(c)(i), except that for purposes of this Article II, Section 2 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 7(c)(i));
(ii) As to each Requesting Person, any Disclosable Interests (as defined in Article II and set forth in Section 7(c)(ii), except that for purposes of this Article II, Section 2 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 7(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Article II, Section 7(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);
(iii) As to each item of business that the Requesting Person proposes to bring before the special meeting, (A) a brief description of the business desired to be brought before the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements, discussions and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Requesting Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iv) If directors are proposed to be elected at the special meeting, the Nominee Information (as defined below) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.
For purposes of this Article II, Section 2(c), the term “Requesting Person” (x) shall mean (i) the stockholder of record making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) each member of the Requesting Group, and (iii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (y) shall exclude, with respect to Section (2)(c)(ii), (iii) and (iv), any stockholder that has provided such demand solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”). The Board of Directors may request that any Requesting Person furnish such additional information as may be reasonably required by the Board of Directors. Such Requesting Person shall provide such additional information within ten days after it has been requested by the Board of Directors.
(d) Within ten days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Article II, Section 2 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten-day period after the date on which such a request to fix a Demand Record Date was received by the Secretary in proper form, the Demand Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received. Notwithstanding anything in this Article II, Section 2 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Article II, Section 2(f).
(e) Without qualification, a special meeting of the stockholders shall not be called pursuant to Article II, Section 2(a) unless stockholders who hold the Requisite Percentage as of the Demand Record Date timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary call a special meeting of the stockholders pursuant to Article II, Section 2(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the 60th day following the Demand Record Date. To be in proper form for purposes of this Article II, Section 2, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, and as set forth in the request for a record date, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting the information required to be provided pursuant to this Article II, Section 2 of a Requesting Person (which shall exclude with respect to Section (2)(c)(ii), (iii) and (iv), any Solicited Stockholder), and (iv) a representation that each Requesting Stockholder intends to hold their shares of the Corporation that constitute part of the Requisite Percentage as of the Demand Record Date through the date of the special stockholder meeting. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), at any time there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Article II, Section 2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any meeting of stockholders to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting; it being understood that with respect to subsections (iv) and (vi), the election of directors at the preceding annual meeting of stockholders shall be deemed not to constitute a Similar Item in respect of a proposal to remove one or more directors or the entire Board of Directors at a stockholder requested special meeting.
(g) After receipt of demands in proper form and in accordance with this Article II, Section 2 from a stockholder or stockholders holding the Requisite Percentage, the Secretary shall duly call, and the Board of Directors shall determine the place, if any, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. The record date for notice and voting for such a special meeting shall be fixed in accordance with Article II, Section 8 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Article II, Section 8. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may (i) submit its own proposal or proposals for consideration at such a special meeting or (ii) in lieu of calling the special meeting demanded by a stockholder or stockholders holding the Requisite Percentage, present a Similar Item for stockholder approval at any other meeting of stockholders that is held within 90 days after the date on which the Corporation receives written demands for a special meeting from a stockholder or stockholders holding the Requisite Percentage.

(h) In connection with a special meeting called in accordance with this Article II, Section 2, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Article II, Section 2 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Article II, Section 2 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(i) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Article II, Section 2 except in accordance with this Article II, Section 2. If the Board of Directors shall determine that any request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting or demand to call and hold a special meeting was not properly made in accordance with this Article II, Section 2, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Article II, Section 2, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Article II, Section 2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting or demand to call a special meeting.
SECTION 3. Location of Meetings. All meetings of the stockholders for any purpose may be held, within or without the State of Delaware, at such time and place as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

SECTION 4. List of Stockholders. The Corporation shall prepare, not later than the tenth day before each meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date, at the election of the Corporation, either: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
SECTION 5. Voting. Unless a different or minimum vote is required by applicable law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, voting as a single class. Except as otherwise required by applicable law or by the Certificate of Incorporation, each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy (as described below) for each share of voting stock held by such stockholder. Such right to vote shall be subject to the right of the Board of Directors to fix a record date for voting stockholders as hereinafter provided. The Board of Directors, in its discretion, or the chair of any meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation.
SECTION 6. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is revoked when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy. Except as otherwise provided in the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid.
Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(a) A stockholder or such stockholder’s authorized officer, director, employee or agent, may execute a document authorizing another person or person to act for such stockholder as proxy.
(b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information, on which they relied.
Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
SECTION 7. Nature of Business at Annual Meetings of Stockholders.
(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Board of Directors and specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board of Directors or the Chair of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Article II, Section 7 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Article II, Section 7 in all applicable respects, or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in Article II, Section 2. For purposes of this Article II, Section 7, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or, a qualified representative of such proposing stockholder, appear at such annual meeting, either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a trust, any trustee of the trust, or (iii) a corporation, limited liability company or other entity, any officer or person who functions as an officer of the corporation, limited liability company or other entity or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation, limited liability company or other entity or must be authorized in a writing executed by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article III, Sections 2 and 7 or Article III, Section 8, as applicable, and this Article II, Section 7 shall not be applicable to nominations except as expressly provided in Article III, Sections 2 and 7.
(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (a)(iii)(A) of this Section 7, the business must constitute a proper matter for stockholder action and the stockholder must (i) (x) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (y) provide any updates or supplements to such notice at the times and in the forms required by this Article II, Section 7. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(c) To be in proper form for purposes of this Article II, Section 7, a stockholder’s notice to the Secretary shall set forth:
(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such

Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) the date or dates such shares were acquired; (D) the investment intent of such acquisition; and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Stockholder Information”);
(ii) As to each Proposing Person,
(A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation,
(1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of any class or series of shares of capital stock of the Corporation,
(2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction, or
(3) any contract, derivative, swap or other transaction or series of transactions designed to:
(x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation,
(y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the Corporation, or
(z) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation;
provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer,
(B) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation,
(C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers pursuant to Article VII (collectively, “Officers” and each, an “Officer”) or directors, or any affiliate of the Corporation,
(D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand,

(E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),
(F) any proportionate interest in shares of capital stock of the Corporation or any Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity,
(G) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from stockholders in support of such proposal, and
(H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act,
(the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the business proposed by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
For purposes of this Article II, Section 7, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten days after it has been requested by the Board of Directors.
(d) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 7 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Article II, Section 7 or Rule 14a-8 under the Exchange Act. The chair of any meeting of stockholders (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof (a “Committee”)) shall (a) determine whether any business proposed to be brought before the meeting was proposed in accordance with this Article II, Section 7 or Rule 14a-8 under the Exchange Act, and (b) if any proposed business was not made in compliance with this Article II, Section 7 or Rule 14a-8 under the Exchange Act, declare that such business shall not be considered or transacted.
(f) This Article II, Section 7 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Article II, Section 7 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Article II, Section 7 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
SECTION 8. Notice to Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.
SECTION 9. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority in voting power of the Corporation’s capital stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or by remote communication, if applicable, or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote at the meeting, present in person or by remote communication, if applicable, or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented.
SECTION 10. Adjournment. The chair of the meeting may adjourn any meeting of the stockholders from time to time to reconvene at the same or some other place. Notice need not be given of any adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Article II, Section 8 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
SECTION 11. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
SECTION 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Article II, Section 4 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders. For these purposes, the stock ledger shall include the Foreign Stock Record described in Article XIII of these Bylaws and all the provisions of Article XIII governing the maintenance and use of the Foreign Stock Record.
SECTION 13. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders (who shall be one of the members the Board of Directors or the Chief Executive Officer), shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.
SECTION 14. Inspectors of Meeting. In advance of any meeting of the stockholders, the Corporation shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be Officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
SECTION 15. Delivery to the Corporation. Whenever Article II, Sections 2 and 7 and Article III regarding stockholder nomination of candidates to serve as a director, require one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any Officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents by stockholders to the Corporation required by these Bylaws in connection with any annual meeting or special meeting of stockholders.
ARTICLE III
Directors
SECTION 1. Number of Directors. The Board of Directors shall consist of not less than one nor more than 15 members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors then in office (so long as a quorum is present), except as otherwise set forth in the Certificate of Incorporation or these Bylaws. Directors need not be stockholders.
SECTION 2. Nomination of Directors.
(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any Committee or persons authorized to do so by the Board of Directors or these Bylaws, (ii) by a stockholder present in person who (A) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Article III, Section 2 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Article III, Sections 2 and 7 as to such notice and nomination or (iii) with respect to an annual meeting, by any Eligible Stockholder (as defined in Article III, Section 8) in accordance with the procedures set forth in Article III, Section 8. For purposes of this Article III, Section 2, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such meeting either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be, if such proposing stockholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a trust, any trustee of the trust or (iii) a corporation, limited liability company or other entity, any officer or person who functions as an officer of the corporation, limited liability company or other entity or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation, limited liability company or other entity or must be authorized in a writing executed by such stockholder to act for stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clauses (ii) and (iii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.
(b) (i) In addition to any other applicable requirements, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting pursuant to this Article III, Section 2, the stockholder must (A) provide notice thereof in writing and in proper form to the Secretary delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made, (B) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Article III, Sections 2 and 7 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Article III, Section 2.
(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (B) provide the information with respect to each Nominating Person and its candidate for nomination as required by this Article III, Sections 2 and 7 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Article III, Section 2. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the tenth day following the day on which public disclosure (as defined in Article II, Section 7) of the date of such special meeting where directors will be elected was first made.
(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iv) In no event may a Nominating Person provide notice as described in clause (i) or (ii) above, as applicable, with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period set forth in clause (i) or (ii), as applicable, or (B) the tenth day following the date of public disclosure (as defined in Article II, Section 7) of such increase.
(c) To be in proper form for purposes of this Article III, Section 2, a stockholder’s notice to the Secretary shall set forth:
(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Article II, Section 7(c)(i), except that for purposes of this Article III, Section 2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 7(c)(i));
(ii) As to each Nominating Person, any Disclosable Interests (as defined in Article II, Section 7(c)(ii), except that for purposes of this Article III, Section 2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 7(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Article II, Section 7(c)(ii) shall be made with respect to the nomination proposed to be made at the meeting); and provided that, in lieu of including the information set forth in Article II, Section 7(c)(ii)(G), the Nominating Person’s notice for purposes of this Article III, Section 2 shall include a representation as to whether the Nominating Person intends or is part of a group that intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and
(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected) and (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominee Information”), and (C) a completed and signed questionnaire, representation and agreement as provided in Article III, Section 7(a).
For purposes of this Article III, Section 2, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten days after it has been requested by the Board of Directors.
(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice or the materials delivered pursuant to this Article III, Section 2, as applicable, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article III, Section 2 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(e) In addition to the requirements of this Article III, Section 2 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Nothing in this Article III, Section 2 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Notwithstanding the foregoing provisions of this Article III, Section 2, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time periods required in this Article III, Section 2 or by Rule 14a-19 promulgated under the Exchange Act, as applicable and (ii) if (1) any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) (x) such notice pursuant to Rule 14a-19(b) is not provided within the time period required by Article III, Section 2(b)(i) or (ii), as applicable, (y) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act or (z) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting of stockholders (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
SECTION 3. Term; Vacancies; Election. Each director shall hold office until the next annual election and until his or her successor is duly elected and qualified, or until his or her earlier death, disqualification, resignation or removal. The directors shall be elected at the annual meeting of the stockholders in the manner specified by these Bylaws. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director’s election (an “Election Meeting”); provided, however, that if the Board of Directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board of Directors has

not rescinded such determination by the record date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast with respect to the election of such director. For purposes of this Article III, Section 3, a “majority of votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker nonvotes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors.
In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.
SECTION 4. Powers of Directors. The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
SECTION 5. Compensation. The Board of Directors shall have the authority to fix the compensation of directors.
SECTION 6. Resignations of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chair of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect when delivered unless the resignation specifies a later effective date determined upon the happening of an event or events. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 7. Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to Be Seated as Directors.
(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Article III, Section 2 or 8 and any candidate nominated by a stockholder of record must have previously delivered, to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation within ten days of a written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation within 10 days of a written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any Voting Commitment (as defined below) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect) and (D) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(b) The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an Independent Director (as defined below) of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.
(c) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Article III, Section 7, if necessary, so that the information provided or required to be provided pursuant to this Article III, Section 7 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(d) No candidate shall be eligible for nomination as a director of the Corporation by a stockholder of record unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Article III, Sections 2 and 7 or Article III, Section 8, as applicable. The Board of Directors shall, if the facts warrant, determine that a nomination was not properly made in accordance with Article III, Section 2 and this Article III, Section 7, or Article III, Section 8, as applicable, and if the Board of Directors should so determine, the chair of the meeting shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. If at any meeting of stockholders a nomination is made for which advance notice was not given or provided in the manner prescribed by Article III, Section 2 or 8, the chair of the meeting shall have the power and authority to declare that such nomination shall be disregarded.
(e) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated in accordance with this Article III, Section 7 or Article III, Section 8, as applicable, as determined by a majority of the Board of Directors then in office and elected as a director.
SECTION 8. Proxy Access.
(a) Subject to the provisions of this Article III, Section 8, if any Eligible Stockholder or group of up to 20 Eligible Stockholders submits to the Corporation a Proxy Access Notice that complies with this Article III, Section 8 and such Eligible Stockholder or group of Eligible Stockholders otherwise satisfies all the terms and conditions of this Article III, Section 8 (such Eligible Stockholder or group of Eligible Stockholders, a “Nominating Stockholder”), the Corporation shall include in its proxy statement or, with respect to only to clause (i) below, on its form of proxy and ballot, as applicable (collectively, “proxy materials”), for any annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any Committee thereof:
(i) the name of any person or persons nominated by such Nominating Stockholder for election to the Board of Directors at such annual meeting of stockholders who meets the requirements of this Article III, Section 8 (a “Nominee”);
(ii) disclosure about the Nominee and the Nominating Stockholder required under the rules of the Commission or other applicable law to be included in the proxy materials;
(iii) subject to the other applicable provisions of this Article III, Section 8, a written statement, not to exceed 500 words, that is not contrary to any of the Commission’s proxy rules, including Rule 14a-9 under the Exchange Act (a “Supporting Statement”), included by the Nominating Stockholder in the Proxy Access Notice intended for inclusion in the proxy materials in support of the Nominee’s election to the Board of Directors; and
(iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy materials relating to the nomination of the Nominee,

including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Article III, Section 8.
(b) Maximum Number of Nominees.
(i) The Corporation shall not be required to include in the proxy materials for an annual meeting of stockholders more Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Article III, Section 8 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (A) the number of Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting of stockholders (including, without limitation, any person who is or will be nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee), and (B) the number of incumbent directors who had been Nominees with respect to any of the preceding three annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors (including, without limitation, any person who was nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Article III, Section 8(d) but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.
(ii) Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number, the highest ranking Nominee from each Nominating Stockholder will be included in the Corporation’s proxy materials until the Maximum Number is reached, going in order from largest to smallest of the number of shares of common stock of the Corporation owned by each Nominating Stockholder as disclosed in each Nominating Stockholder’s Proxy Access Notice. If the Maximum Number is not reached after the highest ranking Nominee of each Nominating Stockholder has been selected, this process will be repeated as many times as necessary until the Maximum Number is reached. If, after the deadline for submitting a Proxy Access Notice as set forth in Article III, Section 8(d), a Nominating Stockholder ceases to satisfy the requirements of this Article III, Section 8 or withdraws its nomination or a Nominee ceases to satisfy the requirements of this Article III, Section 8 or becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of definitive proxy materials, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy materials the disregarded Nominee; and (B) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the proxy materials and the election of such Nominee will not be voted on at the annual meeting of stockholders.
(c) Eligibility of Nominating Stockholder.
(i) An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Article III, Section 8(c) continuously for the three-year period specified in Subsection (ii) below or (B) provides to the Secretary, within the time period referred to in Article III, Section 8(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that satisfies the requirements as established by the Commission for a stockholder proposal under Rule 14a-8 under the Exchange Act (or any successor rule).
(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Article III, Section 8 only if the person or each member of the group, as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s outstanding common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the annual meeting of stockholders. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (two or more funds referred to under any of clause (i), (ii) or (iii), collectively a “Qualifying Fund”) shall be treated as one Eligible Stockholder. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Article III, Section 8, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.
(iii) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Commission prior to the submission of the Proxy Access Notice.
(iv) For purposes of this Article III, Section 8, an Eligible Stockholder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both:

(A) the full voting and investment rights pertaining to the shares; and
(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, cash or other property based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (w) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (x) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on no more than five business days’ notice and includes in the Proxy Access Notice an agreement that it will (y) promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials pursuant to this Article III, Section 8 and (z) continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Each Nominating Stockholder shall furnish any other information that may reasonably be required by the Board of Directors to verify such stockholder’s continuous ownership of at least the Minimum Number during the three-year period referred to above.
(v) No person may be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that owns the greatest aggregate number of shares of the Corporation’s common stock as reflected in the Proxy Access Notice, and no shares may be attributed as owned by more than one person constituting a Nominating Stockholder under this Article III, Section 8.
(d) To nominate a Nominee, the Nominating Stockholder must, no earlier than 150 calendar days and no later than 120 calendar days before the date of the Corporation’s proxy materials released to stockholders in connection with the previous year’s annual meeting of stockholders, submit to the Secretary at the principal executive office of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”):
(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Commission by the Nominating Stockholder as applicable, in accordance with the Commission’s rules;
(ii) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):
(A) the information, representations and agreements required with respect to the nomination of directors pursuant to Article III, Sections 2(c) and 7;
(B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
(D) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership, would not violate the Certificate of Incorporation, these Bylaws, or any applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;
(E) a representation and warranty that the Nominee:
(1) does not have any direct or indirect material relationship with the Corporation and otherwise would qualify as an Independent Director;
(2) would meet the audit committee independence requirements under the rules of the principal stock exchange on which the Corporation’s common stock is traded;
(3) would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);
(4) would qualify as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(5) is or is not (as the case may be) a “Non-Citizen” as defined in Article XIII of these Bylaws;
(6) is not and has not been, within the past three years, an officer or director of a competitor, as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended, and if the Nominee has held any such position during this period, details thereof; and
(7) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
(F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Article III, Section 8(c), has provided evidence of ownership to the extent required by Article III, Section 8(c), and such evidence of ownership is true, complete and correct;
(G) a (i) representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Article III, Section 8(c) through the date of the annual meeting of stockholders and (ii) a statement as to whether or not the Nominating Stockholder intends to continue to hold the Minimum Number for at least one year following the annual meeting of stockholders, which statement may also include a description as to why such Nominating Stockholder is unable to make the foregoing statement;
(H) a representation and warranty that the Nominating Stockholder will not engage in or support, directly or indirectly, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than a solicitation in support of the Nominee or any nominee of the Board of Directors;
(I) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of stockholders;
(J) if desired by the Nominating Stockholder, a Supporting Statement;
(K) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(L) in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each such fund comprising the Qualifying Fund otherwise meets the requirements set forth in this Article III, Section 8; and
(M) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as director at the annual meeting of stockholders other than its Nominee(s).
(iii) An executed agreement pursuant to which the Nominating Stockholder (including each group member) agrees:
(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B) to file with the Commission any solicitation or other communication with the Corporation’s stockholders relating to any Nominee or one or more of the Corporation’s directors or director nominees, regardless of whether any such filing is required under any law, rule or regulation or whether any exemption from filing is available for such materials under any law, rule or regulation;
(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice;
(D) to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, Officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, Officers or employees arising out of any nomination submitted by the Nominating Stockholder (including, without limitation, relating to any breach or alleged breach of its obligations, agreements, representations or warranties) pursuant to this Article III, Section 8;
(E) in the event that (i) any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or (ii) the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Article III, Section 8(c), the Nominating Stockholder shall promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) (x) in the case of clause (i) above, notify the

Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (y) in the case of clause (ii) above, notify the Corporation why, and in what regard, the Nominating Stockholder fails to comply with the eligibility requirements described in Article III, Section 8(c); it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 8; and
(iv) An executed agreement by the Nominee:
(A) to provide to the Corporation with such other information, including a completed copy of the Corporation’s director questionnaire, as it may reasonably request;
(B) that the Nominee (i) agrees, if elected, to serve as a member of the Board of Directors, and (ii) has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally; and
(C) that the Nominee is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in writing, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation in writing, or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law or with the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally.
The information and documents required by this Article III, Section 8(d) shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) if and to the extent applicable to a Nominating Stockholder or group member. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Article III, Section 8(d) (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the Secretary. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period (or extend any time period) for the giving of a Proxy Access Notice pursuant to this Article III, Section 8.
(e) Exceptions and Clarifications.

(i) Notwithstanding anything to the contrary contained in this Article III, Section 8, (x) the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement), (y) any nomination shall be disregarded, and (z) no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:
(A) the Corporation receives a notice pursuant to Article III, Section 2, that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders;
(B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Article III, Section 8 or the Nominating Stockholder withdraws its nomination prior to the annual meeting of stockholders;
(C) the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Certificate of Incorporation, these Bylaws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;
(D) the Nominee was nominated for election to the Board of Directors pursuant to this Article III, Section 8 at one of the Corporation’s two preceding annual meetings of stockholders and (i) its nomination was withdrawn, (ii) such Nominee became ineligible to serve as a Nominee or as a director or (iii) such Nominee received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee; or
(E) (i) the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Article III, Section 8(c), (ii) any of the representations and warranties made in the Proxy Access Notice cease to be true, complete and correct (or omits to state a material fact necessary to make the statements made therein not misleading), (iii) the Nominee becomes unwilling or unable to serve on the Board of Directors or (iv) the Nominating Stockholder or the Nominee materially violates or breaches any of its agreements, representations or warranties in this Article III, Section 8;
(ii) Notwithstanding anything to the contrary contained in this Article III, Section 8, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement included in the Proxy Access Notice, if: (A) such information is not true and correct in all material respects or omits a material statement necessary to make the statements therein not misleading; (B) such information directly or indirectly impugns the character, integrity or, without factual foundation, personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, any person; or (C) the inclusion of such information in the proxy materials would otherwise violate the Commission’s proxy rules or any other applicable law, rule or regulation. Once submitted with a Proxy Access Notice, a Supporting Statement may not be amended, supplemented or modified by the Nominee or Nominating Stockholder.
(iii) For the avoidance of doubt, the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Nominee.
(iv) Except for Rule 14a-19 promulgated under the Exchange Act, this Article III, Section 8 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot).
(v) The interpretation of, and compliance with, any provision of this Article III, Section 8, including the representations, warranties and covenants contained herein, shall be determined by the Board of Directors or, in the discretion of the Board of Directors, one or more of its designees, in each case acting in good faith.
SECTION 9. Chair of the Board. A Chair of the Board shall be chosen from among and by the directors. The Chair of the Board shall preside at all meetings of the stockholders and the Board of Directors at which he or she shall be present. The Chair of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such director by these Bylaws or by the Board of Directors.
SECTION 10. Lead Independent Director. When the Chair of the Board is not an Independent Director (as defined below), one of the Independent Directors shall be designated by the Independent Directors to serve as Lead Independent Director until replaced by the Independent Directors. The Lead Independent Director will, with the Chair of the Board of Directors, establish the agenda for regular Board meetings and serve as chair of Board of Directors meetings in the absence of the Chair of the Board of Directors; establish the agenda for meetings of the Independent Directors; coordinate the activities of the other Independent Directors; and perform such other duties as may be established or delegated by the Board of Directors. An “Independent Director” means a person who satisfies the requirements for independence under the applicable provisions, as then in effect, of the principal stock exchange on which the Corporation’s common stock is listed for trading and such additional requirements as may be established by the Board of Directors.
ARTICLE IV
Meetings of Directors
SECTION 1. Annual Meeting. After each annual election of directors, the newly elected Board of Directors may meet for the purpose of organization, the election of Officers, and the transaction of other business, at such place, if any, and time as shall be fixed by the newly elected Board of Directors at the annual meeting, and, if a majority of the newly elected Board of Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the newly elected Board of Directors. The place and time of such meeting may also be fixed by consent of the Board of Directors.
SECTION 2. SECTION 2. Regular Meetings. Meetings of the Board of Directors shall be held on such dates and at such times and places as may be determined by the Board of Directors from time to time. No notice need be given of any regular meeting.
SECTION 3. SECTION 3. Special Meetings. Special meetings of the directors may be called individually by the Chair of the Board, the Chief Executive Officer or by the Chair of the Board upon the written request of a majority of the directors constituting the Board of Directors. Notice thereof stating the place, if any, date and hour of the special meeting shall be given to each director either by mail or overnight courier not less than 48 hours before the hour provided for the start of such meeting, by telephone or electronic transmission not less than 24 hours before the hour provided for the start of such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
SECTION 4. Location. Meetings of the Board of Directors, both regular and special, may be held within or without the State of Delaware at such place, if any, as is indicated in the notice thereof.
SECTION 5. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any Committee thereof, may participate in a meeting of the Board of Directors or such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Article IV, Section 5 shall constitute presence in person at such meeting.
SECTION 6. Quorum. Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, (i) a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and (ii) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
SECTION 7. Organization. At each meeting of the Board of Directors, the Chair of the Board shall act as chair. If the Chair of the Board shall be absent from any meeting of the Board of Directors, or if there is a vacancy in the position of Chair of the Board, a majority of the directors present at such meeting shall elect one of their members to so preside. The Secretary shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, the chair of the meeting may appoint any person to act as secretary of the meeting.

SECTION 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all the members of the Board of Directors or Committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE V
Committees
SECTION 1. Creation. The Board of Directors elects to be governed by Section 141(c)(2) of the DGCL. The Board of Directors may designate one or more Committees each to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of any such Committee. In the absence or disqualification of a member of a Committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Each Committee, to the extent permitted by applicable law and provided in the resolution establishing the Committee shall have and may exercise such powers, duties and authority in the management of the business and affairs of the Corporation as shall be delegated to it by the Board of Directors except that no such Committee shall have power to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the Corporation.
SECTION 2. Committee Procedure. Each such Committee established by the Board of Directors shall meet on such dates and at such times and places, if any, as may be determined by the Board of Directors or the Committee from time to time, or upon notice to all members by any member of such Committee. Each such Committee shall establish its own rules of procedure. Each such Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.
SECTION 3. Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the Committee, a Committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the Committee, and delegate to a subcommittee any or all of the powers and authority of the Committee.

ARTICLE VI
Indemnification
SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Article VI, Section 3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or Officer of the Corporation, or is or was a director or Officer of the Corporation serving at the request of the Corporation as a director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Article VI, Section 3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or Officer of the Corporation, or is or was a director or Officer of the Corporation serving at the request of the Corporation as a director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 3. Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article VI, Section 1 or Section 2, as the case may be. Such determination shall be made, with respect to a person who is a director or Officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a Committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and Officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
SECTION 4. Good Faith Defined. For purposes of any determination under Article VI, Section 3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the Officers of the Corporation or officers of another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Article VI, Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Article VI, Section 1 or Section 2, as the case may be.
SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Article VI, Section 3, and notwithstanding the absence of any determination thereunder, if a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the any director or Officer, or if a claim for any advancement of expenses under this Article VI is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the director or Officer shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. Neither a contrary determination in the specific case under Article VI, Section 3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or Officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification or advancement of expenses pursuant to this Article VI, Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or Officer seeking indemnification or advancement of expenses shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. Expenses Payable in Advance. Subject to applicable law, expenses (including attorneys’ fees) incurred by a current or former director or Officer of the Corporation, or a current or former director or Officer serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Subject to applicable law, such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article VI, Section 1 and Section 2 shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Article VI, Section 1 or Section 2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise, including pursuant to Article VI, Section 12.
SECTION 8. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or Officer of the Corporation, or is or was a director or Officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.
SECTION 9. Certain Definitions. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or Officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.
SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
SECTION 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification and advancement of expenses (which shall be governed by Article VI, Section 5), the Corporation shall not be obligated to indemnify any current or former director or Officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
The Corporation’s obligation under this Article VI, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
SECTION 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and Officers of the Corporation.
SECTION 13. Amendment or Repeal. The provisions of this Article VI shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or Officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VI the Corporation intends to be legally bound to each such current or former director or Officer of the Corporation. With respect to current and former directors and Officers of the Corporation, the rights conferred under this Article VI are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or Officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or Officer commencing service as a director or Officer of the

Corporation. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an Officer or director of the Corporation in effect prior to the time of such repeal or modification.
Any reference to an Officer of the Corporation in this Article VI shall be deemed to refer exclusively to the Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents, the Secretary, the Treasurer, or any other Officer of the Corporation appointed pursuant to Article VII of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
ARTICLE VII
Officers
SECTION 1. General. The Officers of the Corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other Officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person, unless prohibited by applicable law, the Certificate of Incorporation or these Bylaws. The Officers of the Corporation need not be stockholders of the Corporation.
SECTION 2. Election; Term; Vacancies. The Board of Directors shall appoint the Officers of the Corporation who shall hold their offices for such terms (except such Officers as may be appointed in accordance with the provisions of Article VII, Section 3) and who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each Officer of the Corporation shall hold office until such Officer’s successor is elected and qualified, or until such Officer’s earlier death, resignation or removal.
SECTION 3. Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other Officers as the business of the Corporation may require. Each of these Officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
SECTION 4. Removal and Resignation of Officers. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the affirmative vote of a majority of the entire Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors. Any Officer may resign at any time by giving written notice (including by electronic transmission) to the Corporation. Any resignation shall take effect upon receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.
SECTION 5. Vacancies in Offices. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors or pursuant to Article VII, Section 2.
SECTION 6. Vice Chair. The Board of Directors may designate one or more Vice Chairs who shall, subject to the control of the Board of Directors, perform such duties as may be prescribed by the Board of Directors.
SECTION 7. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have responsibility for the general and active management of the business of the Corporation and shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall implement the general directives, plans and policies formulated by the Board of Directors. The Chief Executive Officer may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. In the absence or disability of the Chair of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. Except where by law the signature of the President is required, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such Officer by these Bylaws or by the Board of Directors.
SECTION 8. President. The President shall have such responsibilities and authority as determined by these Bylaws or by the Board of Directors.
SECTION 9. Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, have responsibility for the financial management of the Corporation. The Chief Financial Officer shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or by the Chief Executive Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the Corporation, using appropriate accounting principles; have supervision over and be responsible for the financial affairs of the Corporation; cause to be kept at the principal executive office of the Corporation and preserved for review as required by law or regulation all financial records of the Corporation; be responsible for the establishment of adequate internal control over the transactions and books of account of the Corporation; and be responsible for rendering to the proper Officers and the Board of Directors upon request, and to the stockholders and other parties as required by law or regulation, financial statements of the Corporation.
SECTION 10. Vice President. The Vice President or Vice Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his or her absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.
SECTION 11. Secretary. The Secretary shall perform all the duties commonly incident to his or her office, and keep accurate minutes of all meetings of the stockholders, the Board of Directors and the Committees of the Board of Directors, recording all the proceedings of such meetings in a book or books to be kept for that purpose. He or she shall give, or cause to be given, proper notice of meetings of stockholders and the Board of Directors. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and meetings of the Board of Directors, then either the Board of Directors or the Chief Executive Officer may choose another Officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest to the affixing by such Officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be, and shall perform such other duties as the Board of Directors shall designate.
SECTION 12. Treasurer. The Treasurer may be the Chief Financial Officer of the Corporation. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, Chief Executive Officer or Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or Chief Financial Officer and the Board of Directors, at its regular meetings, or whenever the Board of Directors may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. Until such time as a controller may be elected by the Board of Directors, the Treasurer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall cause to be prepared, compiled and filed such reports, statements, statistics and other data as may be required by law or prescribed by the Chief Executive Officer or the Chief Financial Officer. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. The Treasurer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such Officer by these Bylaws or by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.
SECTION 13. Other Officers. Such other Officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the

Board of Directors. The Board of Directors may delegate to any other Officer of the Corporation the power to choose such other Officers and to prescribe their respective duties and powers.
SECTION 14. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, Chief Executive Officer, President, Chief Financial Officer, any Vice President or any other Officer authorized to do so by the Board of Directors and any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
ARTICLE VIII
Stock
SECTION 1. Certificates. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. To the extent certificates are issued, every holder of certificated shares of stock in the Corporation shall be entitled to have a stock certificate signed by, or in the name of, the Corporation by two authorized officers of the Corporation (it being understood that each of the Chair of the Board, the President, the Chief Executive Officer, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall each be an authorized officer for such purpose), certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on a stock certificate may be a facsimile, either engraved or printed. The Board of Directors may from time to time appoint and maintain one or more transfer agents and registrars of transfers, which may be the same agency or agencies, and may require all certificates to bear the signatures of one (1) of such transfer agents and one (1) of such registrars of transfers, or as the Board of Directors may otherwise direct.
In case any authorized officer referenced in the paragraph above, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any certificate or certificates of stock, shall have ceased to be an authorized officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate or certificates is issued and delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation with the same effect as if such person were such authorized officer, transfer agent or registrar at the date of issue.
SECTION 2. Lost Certificates. If a certificate of stock is lost, stolen or destroyed, the Corporation may, at its discretion, direct a new certificate or uncertificated shares to be issued by the Corporation in its stead upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares. A certificate or uncertificated shares may be issued without requiring bond when, in the judgment of the Corporation, it is proper to do so.
SECTION 3. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the stock records of the Corporation or by such person’s attorney lawfully constituted in writing and upon the surrender of any certificate therefor, properly endorsed for transfer (or by delivery of duly executed instructions with respect to uncertificated shares) and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the Officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
SECTION 4. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, other than determining the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION 5. Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
ARTICLE IX
Notices
SECTION 1. Notices. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an Officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL.
SECTION 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a Committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the Board of Directors or a Committee need be specified in any waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.
ARTICLE X
General Provisions
SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin the first day of January and end on the 31st day of December of each year or as otherwise determined by the Board of Directors.
SECTION 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Article IV, Section 8 hereof) and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before payment of any dividend, the Board of Directors may set apart out of any of the funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve or reserves.
SECTION 3. Disbursements. All checks, drafts, demands or orders for the payment of money and notes of the Corporation shall be signed by the Chief Financial Officer, Treasurer or by such other Officer, Officers, person or persons as the Board of Directors may from time to time designate.
SECTION 4. Corporate Seal. The corporate seal, if any, shall be in such form as determined from time to time by resolution of the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
SECTION 5. Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.
SECTION 6. Electronic Signatures. Except as otherwise provided, any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any Officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.
SECTION 7. Construction. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
ARTICLE XI
Amendment to Bylaws
Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting of the stockholders, as the case may be. All such amendments must be approved by a majority of the Board of Directors then in office (so long as a quorum is present) or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote thereon.

ARTICLE XII
Certificate of Incorporation to Govern
Notwithstanding anything to the contrary herein, in the event any provision contained herein is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision herein shall be superseded by the inconsistent provision in the Certificate of Incorporation, to the extent necessary to give effect to such provision in the Certificate of Incorporation.
ARTICLE XIII
Limitations of Ownership by Non-Citizens
SECTION 1. Equity Securities. All (a) capital stock of, or other equity interests in, the Corporation, (b) securities convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in the Corporation, or (c) options, warrants or other rights to acquire the securities described in clauses (a) and (b), whether fixed or contingent, matured or unmatured, contractual, legal, equitable or otherwise (collectively, “Equity Securities”) shall be subject to limitations set forth in this Article XIII.
SECTION 2. Non-Citizen Voting and Ownership Limitations. It is the policy of the Corporation that, consistent with the requirements of Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended (the “Aviation Act”), that persons or entities who are not a “citizen of the United States” (as defined in Section 40102(a)(15) of the Aviation Act, in any similar legislation of the United States enacted in substitution or replacement thereof, and as interpreted by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of such persons or entities (each, a “Non-Citizen”), shall not be entitled to own (beneficially or of record) and/or control more than (a) 24.9% of the aggregate votes of all outstanding Equity Securities of the Corporation (the “Voting Cap Amount”) or (b) 49.0% of the aggregate number of outstanding shares of Equity Securities of the Corporation (the “Absolute Cap Amount”). If Non-Citizens nonetheless at any time own and/or control more than the Voting Cap Amount, the voting rights of the Equity Securities in excess of the Voting Cap Amount shall be automatically suspended in accordance with Article XIII, Section 3 below. Further, if at any time a transfer or issuance (other than an issuance of Emergence Securities (as defined below)) of Equity Securities to a Non-Citizen would result in Non-Citizens owning more than the Absolute Cap Amount, such transfer or issuance shall be void and of no effect, in accordance with Article XIII, Section 3 below.
SECTION 3. Foreign Stock Record. (a) The Corporation or any transfer agent shall maintain a separate stock record, designated the “Foreign Stock Record,” for the registration of Equity Securities held by Non-Citizens. It is the duty of each stockholder who is a Non-Citizen to register his, her or its Equity Securities on the Foreign Stock Record. The beneficial ownership of Equity Securities by Non-Citizens shall be determined in conformity with regulations prescribed by the Board of Directors. Only Equity Securities that have been issued and are outstanding may be registered in the Foreign Stock Record. The Foreign Stock Record shall include (i) the name and nationality of each Non-Citizen owning Equity Securities, (ii) the number of Equity Securities owned by each such Non-Citizen and (iii) the date of registration of such Equity Securities in the Foreign Stock Record.

(b) In no event shall Equity Securities owned (beneficially or of record) by Non-Citizens representing more than the Voting Cap Amount be voted. In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any Equity Securities, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership or control of a United States air carrier. Voting rights of Equity Securities owned (beneficially or of record) by Non-Citizens shall be suspended in reverse chronological order based upon the date of registration in the Foreign Stock Record.
(c) In the event that any transfer or issuance (other than an issuance of Emergence Securities) of Equity Securities to a Non-Citizen would result in Non-Citizens owning (beneficially or of record) more than the Absolute Cap Amount, such transfer or issuance shall be void and of no effect and shall not be recorded in the Foreign Stock Record or the stock records of the Corporation. In the event that the Corporation shall determine that the Equity Securities registered on the Foreign Stock Record or otherwise registered on the stock records of the Corporation and owned (beneficially or of record) by Non-Citizens, taken together (without duplication), exceed the Absolute Cap Amount, such number of shares shall be removed from the Foreign Stock Record and the stock records of the Corporation, as applicable, in reverse chronological order based on the date of registration in the Foreign Stock Record and the stock records of the Corporation, as applicable, and any transfer or issuance (other than an issuance of Emergence Securities) that resulted in such event shall be deemed void and of no effect, such that the Foreign Stock Record and the stock records of the Corporation, as applicable, reflect the ownership of shares without giving effect to any transfer or issuance that caused the Corporation to exceed the Absolute Cap Amount until the aggregate number of shares registered in the Foreign Stock Record or otherwise registered to Non-Citizens is equal to the Absolute Cap Amount.
SECTION 4. Registration of Shares. Registry of the ownership of Equity Securities by Non-Citizens shall be effected by written notice to, and in the form specified from time to time by, the Secretary. Subject to the limitations set forth in Article XIII, Section 3, the order in which such shares shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received notice to so register such shares; provided, that any Non-Citizen who purchases or otherwise acquires shares that are registered on the Foreign Stock Record and who registers such shares in its own name within 30 days of such acquisition will assume the position of the seller of such shares in the chronological order of shares registered on the Foreign Stock Record.
SECTION 5. Certification of Shares. (a) The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the Corporation, or otherwise) require a person that is a holder of record of shares or that the Corporation knows to have, or has reasonable cause to believe has beneficial ownership of shares to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:

(1) all shares as to which such person has record ownership or beneficial ownership are owned and controlled only by citizens of the United States; or
(2) the number of shares of record or beneficially owned by such person that are owned and/or controlled by Non-Citizens is as set forth in such certificate.
(b) With respect to any shares identified in response to clause (a)(2) above, the Corporation may require such person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article XIII.
(c) For purposes of applying the provisions of this Article XIII with respect to any shares, in the event of the failure of any person to provide the certificate or other information to which the Corporation is entitled pursuant to Article XIII, Section 5, the Corporation shall presume that the shares in question are owned and/or controlled by Non-Citizens.
ARTICLE XIV
Exclusive Forum
In accordance with Article XI of the Certificate of Incorporation of the Corporation, unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware or, as further provided below, the United States District Court for the District of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, Officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having jurisdiction over the subject matter and personal jurisdiction over the indispensable parties named as defendants therein; and (b) subject to the preceding provisions of this Article XIV, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action, the subject matter of which is within the scope of clause (a) of the immediately preceding sentence, is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Cases involving claims for which the Court of Chancery of the State of Delaware lacks jurisdiction shall, to the fullest extent permitted by law, be brought in the United States District Court for the District of Delaware.

Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XIV. This provision is intended to benefit and may be enforced by the Corporation, its Officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.
If any provision or provisions of this Article XIV shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIV (including, without limitation, each portion of any paragraph of this Article XIV containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
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